News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

FOR IMMEDIATE RELEASE

P&G REPORTS FOURTH QUARTER AND FISCAL YEAR-END RESULTS; Q4 VOLUME GROWTH ACCELERATES TO +8%, MARKET SHARE GROWING, EPS IN-LINE WITH TARGETS

CINCINNATI, Aug. 3, 2010 - The Procter & Gamble Company (NYSE:PG) net sales grew five percent to $18.9 billion for the fourth quarter and three percent to $78.9 billion for fiscal 2010.  Organic sales, which exclude the impact of acquisitions, divestitures and foreign exchange, grew four percent for the quarter and three percent for the fiscal year.  Unit volume accelerated throughout the fiscal year and was up eight percent in the fourth quarter driven by growth in all business segments, regions, and key countries. The company grew global market share for the quarter, with all regions holding or growing share.

Diluted net earnings per share were $0.71 for the fourth quarter and $4.11 for the fiscal year, near the top end of the Company’s guidance range of $4.06 to $4.12.  Diluted net earnings per share from continuing operations increased four percent in fiscal 2010 to $3.53.  Core EPS, which represents diluted net earnings per share from continuing operations excluding certain items, was up six percent to $3.67 for the fiscal year driven by sales growth and operating margin expansion.  The Company generated record adjusted free cash flow of $14 billion in fiscal 2010.

“We are executing on all three dimensions of our growth strategy – touching and improving more consumers’ lives, in more parts of the world, more completely,” said Chairman of the Board, President and Chief Executive Officer Bob McDonald.  “Our results in fiscal 2010 were ahead of our original expectations, and we are pleased with the trend of the business.  The investments we’ve made in innovation, marketing support and consumer value have delivered accelerating unit volume and profitable market share growth throughout the year, which are clear indications that our strategy is working.”
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Executive Summary

•
Volume growth accelerated throughout the fiscal year behind a strong innovation program and marketing investments.  Fourth quarter growth of eight percent was the strongest in 22 quarters.  All business segments, regions and key countries contributed to volume growth for the quarter.

•	Net sales increased five percent for the fourth quarter and three percent for the fiscal year. Organic sales grew four percent for the quarter and three percent for fiscal 2010.
•
Global market share was up for the quarter, with all regions holding or growing share.  Share is growing in businesses representing approximately 60% of sales, roughly double prior year levels.  Market share growth accelerated throughout the fiscal year.

•	Diluted net earnings per share from continuing operations declined five percent to $0.71 in the fourth quarter and increased four percent to $3.53 for the fiscal year.
•
Core EPS declined nine percent for the quarter to $0.71 as sales growth was more than offset by increased marketing spending.  Core EPS increased six percent for the full fiscal year to $3.67 driven by sales growth and gross margin expansion.

•
Operating cash flow was $16.1 billion for the fiscal year, an increase of eight percent versus the prior year.  Adjusted free cash flow, which is operating cash flow less capital spending and the after-tax impacts of the global pharmaceuticals divestitures, was a record $14.0 billion for the year and 125 percent of net earnings excluding the impacts of the global pharmaceuticals divestitures.

April - June Quarter Discussion

Volume growth accelerated to eight percent, the fastest pace of organic growth in 22 quarters.  Growth was broad-based, with mid-single-digit or higher growth in all reportable segments and regions, led by double-digit growth in developing regions.  Net sales for the fourth fiscal quarter increased five percent to $18.9 billion driven by new product innovation, increased marketing spending and incremental merchandising support.  Global market share growth was positive with all regions flat or growing share for the first time in 11 quarters.  Key initiatives for the quarter include the launches of Gillette Fusion ProGlide, Olay Regenerist Micro-Sculpting Serum and Gucci by Gucci Pour Homme Sport, major brand restage of Pantene in North America, an upgrade to Bounty and expansions of Pampers Dry Max to Western Europe and Fairy dish care into Turkey.  Favorable foreign exchange also contributed to net sales growth, adding one percent.  Pricing lowered net sales by one percent.  Mix reduced net sales by three percent due mainly to negative geographic mix impacts behind disproportionate growth in developing markets, which have lower than company average selling prices.  Organic sales grew four percent for the quarter.

Operating margin declined 310 basis points for the quarter behind higher selling, general and administrative expenses (SG&A) as a percentage of net sales, partially offset by higher gross margin.  SG&A as a percentage of net sales increased 360 basis points mainly behind increased marketing investments to support key initiative launches. Gross margin expanded 50 basis points driven by manufacturing cost savings, partially offset by unfavorable product mix and higher commodity costs.

Diluted net earnings per share from continuing operations and Core EPS were $0.71, representing declines of five and nine percent, respectively.  Net earnings from continuing operations were down six percent to $2.2 billion for the quarter as increased sales and a lower tax rate were more than offset by lower operating margin.  The tax rate on continuing operations decreased mainly due to favorable impacts of a foreign audit resolution and other tax items and tax benefits related to exercising the call option on an outstanding bond.

Fiscal Year Discussion

Net sales increased three percent to $78.9 billion for fiscal 2010 behind accelerating volume growth of four percent.  All geographic regions contributed to volume growth, led by high-single-digits growth in the Asia and Central & Eastern Europe/Middle East/Africa (CEEMEA) regions.  Unit volume increased in five of six reportable segments behind key initiative launches: Head & Shoulders Scalp Care, restages of Pantene, Pantene Protect & Care, Olay Regenerist Eye Roller, Olay Men Solutions, Gillette Fusion ProGlide, Gillette ProSeries, Crest 3D White, Oral-B Pro Health toothpaste, Always Simply Fits, Tampax Pearl Adaptive Protection, Tide Stain Release, Ariel with Actilift, Bounce Dryer Bar, Tide Naturals, Sarasa, Febreze Home Collections, Bounty and Charmin Upgrades, Pampers Dry Max and Pampers Simply Dry.  Price increases of one percent were offset by negative geographic and product mix impacts.  Unfavorable foreign exchange reduced net sales by one percent.  Organic sales grew three percent.

Operating margin increased 30 basis points for the year due to gross margin expansion, mostly offset by higher SG&A as a percentage of net sales.  Gross margin expanded 250 basis points to 52.0 percent of net sales behind manufacturing cost savings, commodity and energy cost reductions and price increases.  SG&A increased 220 basis points to 31.7 percent of net sales mainly due to increased marketing spending.  Advertising spending, which is the majority of total marketing expense, increased more than $1 billion versus the prior fiscal year to $8.6 billion, or 10.9 percent of net sales.

Net earnings from continuing operations increased two percent driven by sales growth and operating margin expansion, partially offset by a higher tax rate.  The tax rate on continuing operations increased mainly due to significant tax benefits in the base period related to adjustments to tax reserves.  Diluted net earnings per share from continuing operations increased four percent to $3.53 in fiscal 2010 driven by sales growth, operating margin expansion and share repurchases, partially offset by a higher tax rate.  Core EPS grew six percent for the fiscal year.

Diluted net earnings per share declined four percent to $4.11 for the fiscal year due to the loss of contribution from discontinued operations and lower current year gains on the sale of discontinued operations, partially offset by higher earnings from continuing operations.  Diluted net earnings per share from discontinued operations were $0.87 in fiscal year 2009 and $0.58 in fiscal year 2010.

Operating cash flow increased eight percent in fiscal 2010 to $16.1 billion.  Adjusted free cash flow was $14.0 billion, an all time record and 125 percent of net earnings excluding the impacts of the global pharmaceuticals divestitures.  Capital expenditures were 3.9 percent of net sales.  The Company repurchased $6.0 billion of P&G stock in fiscal 2010 and increased its quarterly dividend by 9.5 percent in April.

Fiscal Year Business Segment Discussion

Beauty GBU
•
Beauty net sales increased three percent in fiscal 2010 to $19.5 billion on unit volume growth of three percent.  Organic sales grew three percent versus the prior year on four percent organic volume growth.  Volume growth was driven by high single-digit growth in developing regions, while volume in developed regions was consistent with the prior year.  Price increases of one percent were offset by unfavorable geographic and category mix.  Hair Care volume grew mid-single digits behind initiative-driven growth of Pantene, Head & Shoulders and Rejoice.  Female Beauty volume was up low single digits mainly due to higher shipments of female skin care and personal cleansing products in Asia and CEEMEA.  Salon Professional volume was down double digits mainly due to the exit of non-strategic businesses and continued market contractions.  Prestige volume declined low single digits due to continued contraction of the fragrance market.  Net earnings increased two percent to $2.7 billion driven by net sales growth, partially offset by the impact of divestiture gains in the prior year and a higher tax rate in the current year.  Higher gross margin driven primarily by price increases and manufacturing cost savings was offset by higher SG&A as a percentage of net sales mainly behind increased marketing spending.

•
Grooming net sales increased three percent to $7.6 billion for the fiscal year on a one percent increase in unit volume.  Organic sales were up three percent.  Price increases, taken primarily across blades and razors and in developing regions to offset currency devaluations, added four percent to net sales.  Product mix had a negative two percent impact on net sales due mainly to disproportionate growth of low-cost razor systems in developing regions and of disposable razors, both of which have lower than segment average selling prices.  Volume in developing regions increased low single digits, while volume in developed regions was in line with the prior year.  Volume in Male Grooming was up low single digits mainly due to growth of disposable razors in developing regions and double-digit growth of Gillette Fusion behind the Fusion ProGlide launch in North America, partially offset by declining shipments of legacy systems.  Volume in Appliances was down low single digits behind lower shipments of home and hair care appliances, partially offset by higher shipments of shavers and epilators.  Net earnings increased nine percent to $1.5 billion for the fiscal year behind sales growth, operating margin expansion and a lower tax rate.  Operating margin increased behind improved gross margin due mainly to price increases and manufacturing cost savings, partially offset by higher SG&A as a percentage of net sales driven primarily by higher marketing spending.

Health & Well-Being GBU
•
Health Care net sales increased two percent for fiscal 2010 to $11.5 billion on unit volume growth of three percent.  Organic sales grew two percent.  Pricing increases added one percent to net sales growth behind increases taken in developing regions primarily to offset currency devaluations.  Mix reduced net sales by two percent primarily due to disproportionate growth of developing regions, which have lower than segment average selling prices.  Volume grew mid-single digits in developing regions and low single digits in developed regions.  Oral Care volume grew mid-single digits behind initiative activity in Western Europe, Latin America and Asia.  Personal Health Care volume was up low single digits behind higher shipments of Vicks and diagnostic products, partially offset by a continued decline of Prilosec OTC in North America due to increased competitive activity.  Feminine Care volume increased low single digits behind initiative-driven growth of Always and expansion of Naturella into China.  Net earnings were up one percent to $1.9 billion on higher net sales, partially offset by lower operating margin.  Operating margin contracted due to higher SG&A as a percentage of net sales driven primarily by higher marketing and selling expenses, partially offset by higher gross margin from price increases, lower commodity costs and manufacturing cost savings.

•
Snacks and Pet Care net sales increased one percent to $3.1 billion for the fiscal year.  Organic sales were in line with the prior year.  Unit volume declined two percent driven by lower shipments in Snacks.  Price increases, taken primarily to offset high commodity costs, added three percent to net sales growth.  Product mix reduced net sales by one percent due mainly to the discontinuation of premium snack products and higher shipments of large size pet products.  Favorable foreign exchange added one percent to net sales.  Volume in Snacks was down mid-single digits due primarily to price increases and the discontinuation of some premium snack products.  Volume in Pet Care was up low single digits behind product initiatives, increased marketing spending and incremental merchandising support.  Net earnings increased 39 percent to $326 million driven by higher net sales, increased operating margins and a lower tax rate.  Operating margin expanded due to higher gross margin behind price increases, commodity cost declines and manufacturing cost savings, partially offset by higher SG&A as a percentage of net sales primarily due to higher marketing spending.

Household Care GBU
•
Fabric Care and Home Care net sales increased three percent to $23.8 billion in fiscal 2010 on a six percent increase in unit volume.  Organic sales grew four percent.  Pricing, mix and foreign exchange each reduced net sales by one percent.  Fabric Care volume grew mid-single digits behind new product launches, value corrections and incremental merchandising activity.  Home Care volume was up high single digits driven mainly by new product launches, marketing support increases and market size expansion.  Batteries volume increased mid-single digits primarily due to growth in Greater China, price reductions to improve consumer value in North America, and higher demand from business customers.  Net earnings increased 10 percent to $3.3 billion due to higher net sales and increased operating margin.  Operating margin expanded due to higher gross margin driven primarily by lower commodity costs and manufacturing cost savings, partially offset by an increase in SG&A as a percentage of net sales due to higher marketing spending.

•
Baby Care and Family Care net sales increased four percent to $14.7 billion for the fiscal year on seven percent volume growth.  Organic sales were up five percent.  Mix reduced net sales by two percent driven mainly by disproportionate growth of mid-tier product lines, larger package sizes and developing regions, all of which have lower than segment average selling prices.  Unfavorable foreign exchange reduced net sales by one percent.  Volume grew double digits in developing regions and mid-single digits in developed regions.  Volume in Baby Care increased high single digits behind initiative activity, strong marketing programs to support new product launches and market size expansion.  Volume in Family Care grew high single digits behind initiative activity on Bounty and Charmin, increased merchandising and market growth.  Net earnings increased 16 percent to $2.0 billion behind net sales growth and operating margin expansion.  Operating margin expansion was driven by higher gross margin mainly due to lower commodity costs and manufacturing cost savings, partially offset by higher SG&A as a percentage of net sales primarily driven mainly by higher marketing spending.

Fiscal Year 2011 Guidance

Net sales are expected to increase two to four percent in fiscal 2011.  Organic sales are estimated to grow four to six percent.  Unfavorable foreign exchange is expected to reduce net sales growth by approximately three percent.  The net impact of acquisitions and divestitures is estimated to contribute one percent to net sales growth.  Diluted net earnings from continuing operations and Core EPS are expected to be in the range of $3.91 to $4.01, up 11 to 14 percent on a continuing operations basis and up seven to nine percent on a core basis.

July - September 2010 Quarter Guidance

For the July - September quarter, net sales growth is estimated to be one to three percent.  Organic sales are expected to grow three to five percent, reflecting continued, strong volume momentum, partially offset by mix and pricing.  Unfavorable foreign exchange is expected to reduce net sales growth by approximately three percent.  Acquisition and divestiture activity is expected to contribute one percent to net sales for the quarter.  Diluted net earnings per share from continuing operating and Core EPS are expected to be in the range of $0.97 to $1.01, in line to up four percent versus prior year Core EPS of $0.97, reflecting the company’s plans to continue strong investment levels in innovation and marketing support.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release or presentation, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this release or presentation, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity and an increasingly volatile economic environment, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully manage ongoing acquisition and divestiture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes designed to support our growth strategies, while successfully identifying, developing and retaining key employees, especially in key growth markets where the depth of skilled employees is limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, competition law matters, and tax policy), and to resolve pending matters within current estimates; (7) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (8) the ability to successfully manage currency (including currency issues in certain countries, such as Venezuela, China and India), debt, interest rate and commodity cost exposures and significant credit or liquidity issues; (9) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to a global or regional credit crisis or terrorist and other hostile activities; (10) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (11) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (12) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (13) the ability to stay close to consumers in an era of increased media fragmentation; (14) the ability to stay on the leading edge of innovation and maintain a positive reputation on our brands; and (15) our ability to rely on and maintain key information technology systems, including the transition of our ordering, shipping and billing systems in North America and Western Europe to a new system.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
Four billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun® and Fusion®. The P&G community includes approximately 127,000 employees working in about 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.

The reconciliation of reported sales growth to organic sales is as follows:
Fiscal Year 2010	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty	3%	0%	0%	3%
Grooming	3%	0%	0%	3%
Health Care	2%	0%	0%	2%
Snacks and Pet Care	1%	-1%	0%	0%
Fabric Care and Home Care	3%	1%	0%	4%
Baby Care and Family Care	4%	1%	0%	5%
Total P&G	3%	1%	-1%	3%

Total P&G (Apr – Jun ’10)	5%	-1%	0%	4%
*Acquisition/Divestiture Impact includes rounding impacts necessary to reconcile net sales to organic sales.

                  Core EPS:  This is a measure of the Company’s diluted net earnings per share from continuing operations excluding charges for pending European legal matters, a charge related to a tax provision for retiree healthcare subsidy payments in the recently enacted U.S. healthcare reform legislation and incremental Corporate restructuring charges incurred in fiscal 2009 versus 2008 to offset the dilutive impact of the Folgers divestiture.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  The table below provides a reconciliation of reported diluted net earnings per share from continuing operations to Core EPS:

	AMJ 10	AMJ 09
Diluted Net Earnings Per Share - Continuing Operations	$0.71	$0.75
Incremental Folgers-related Restructuring Charges	-	$0.03
Core EPS	$0.71	$0.78
Core EPS Growth	-9%

	FY 2011	FY 2010	FY 2009
Diluted Net Earnings Per Share	$3.91 to $4.01	$4.11	$4.26
Folgers Results of Operations and Gain on the Sale	-	-	$(0.68)
Gain on the Sale of Pharmaceuticals	-	$(0.47)	-
Gain on the Sale of Actonel in Japan	-	$(0.04)	-
Pharmaceuticals Results of Operations	-	$(0.07)	$(0.19)
Diluted Net Earnings Per Share - Continuing Operations	$3.91 to $4.01	$3.53	$3.39
Incremental Folgers-related Restructuring Charges	-	-	$0.09
Charges for Pending European Legal Matters	-	$0.09	-
Charge for Taxation of Retiree Healthcare Subsidy	-	$0.05	-
Rounding Impacts	-	-	$(0.01)
Core EPS	$3.91 to $4.01	$3.67	$3.47
Core EPS Growth	7% to 9%	6%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.  The tax impacts on the incremental Folgers-related restructuring charges are ($0.02) for AMJ 2009 and ($0.02) for FY 2009.  The entire amount of the charge for taxation of retiree healthcare subsidy is tax expense.  There is no tax impact on EPS due to the charges for pending European legal matters.

Adjusted Free Cash Flow:  Adjusted free cash flow is defined as operating cash flow less capital spending and the after-tax impacts of the global pharmaceuticals divestitures.  We exclude the after-tax impacts of the global pharmaceuticals divestitures from adjusted free cash flow because we do not view these impacts to be part of our underlying business results.  We view adjusted free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment.  Adjusted free cash flow is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

Adjusted Free Cash Flow Productivity: Adjusted free cash flow productivity is defined as the ratio of free cash flow to net earnings excluding the gains on the divestiture of the global pharmaceuticals business, including Actonel in Japan.  Given the size of these gains and our view that they are not part of our sustainable business, we have excluded the gains from our calculation.  The Company’s long-term target is to generate free cash at or above 90 percent of net earnings.  Adjusted free cash flow productivity is also one of the measures used to evaluate senior management.  We believe this provides a better perspective of our underlying liquidity trends.  The reconciliation of adjusted free cash flow productivity is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow	Tax Payments – Global Pharmaceuticals Divestitures	Adjusted Free Cash Flow
Fiscal 2010	$16,072	$(3,067)	$13,005	$980	$13,985

	Adjusted Free Cash Flow	Net Earnings	Global Pharmaceuticals Gains	Net Earnings Excluding Certain Divestiture Gain	Adjusted Free Cash Flow Productivity
Fiscal 2010	$13,985	$12,736	$(1,585)	$11,151	125%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information

	Three Months Ended June 30, 2010			FYTD
	AMJ 10	AMJ 09	% CHG	6/30/2010	6/30/2009	% CHG
NET SALES	$18,926	$18,084	5%	$78,938	$76,694	3%
COST OF PRODUCTS SOLD	9,560	9,216	4%	37,919	38,690	(2)%
GROSS MARGIN	9,366	8,868	6%	41,019	38,004	8%
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	6,416	5,488	17%	24,998	22,630	10%
OPERATING INCOME	2,950	3,380	(13)%	16,021	15,374	4%
TOTAL INTEREST EXPENSE	212	328	(35)%	946	1,358	(30)%
OTHER NON-OPERATING INCOME, NET	(121)	16	(856)%	(28)	397	(107)%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,617	3,068	(15)%	15,047	14,413	4%
INCOME TAXES	432	745		4,101	3,733

NET EARNINGS FROM CONTINUING OPERATIONS	2,185	2,323	(6)%	10,946	10,680	2%

NET EARNINGS FROM DISCONTINUED OPERATIONS	0	148	(100)%	1,790	2,756	(35)%

NET EARNINGS	2,185	2,471	(12)%	12,736	13,436	(5)%

EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS	16.5%	24.3%		27.3%	25.9%

PER COMMON SHARE:
BASIC NET EARNINGS - CONTINUING OPERATIONS	$0.74	$0.78	(5)%	$3.70	$3.55	4%
BASIC NET EARNINGS - DISCONTINUED OPERATIONS	$-	$0.05	(100)%	$0.62	$0.94	(34)%
BASIC NET EARNINGS	$0.74	$0.83	(11)%	$4.32	$4.49	(4)%

DILUTED NET EARNINGS - CONTINUING OPERATIONS	$0.71	$0.75	(5)%	$3.53	$3.39	4%
DILUTED NET EARNINGS - DISCONTINUED OPERATIONS	$-	$0.05	(100)%	$0.58	$0.87	(33)%
DILUTED NET EARNINGS	$0.71	$0.80	(11)%	$4.11	$4.26	(4)%

DIVIDENDS	$0.48	$0.44		$1.80	$1.64
AVERAGE DILUTED SHARES OUTSTANDING	3,068.9	3,096.7		3,099.3	3,154.1

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	49.5%	49.0%	50	52.0%	49.5%	250
SELLING, GENERAL & ADMINISTRATIVE EXPENSE	33.9%	30.3%	360	31.7%	29.5%	220
OPERATING MARGIN	15.6%	18.7%	(310)	20.3%	20.0%	30
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	13.8%	17.0%	(320)	19.1%	18.8%	30
NET EARNINGS FROM CONTINUING OPERATIONS	11.5%	12.8%	(130)	13.9%	13.9%	-

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Cash Flows Information

	Twelve Months Ended June 30
	2010	2009

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$4,781	$3,313

OPERATING ACTIVITIES
NET EARNINGS	12,736	13,436
DEPRECIATION AND AMORTIZATION	3,108	3,082
SHARE-BASED COMPENSATION EXPENSE	453	516
DEFERRED INCOME TAXES	36	596
GAIN ON SALE OF BUSINESSES	(2,670)	(2,377)
CHANGES IN:
ACCOUNTS RECEIVABLE	(14)	415
INVENTORIES	86	721
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	2,446	(742)
OTHER OPERATING ASSETS & LIABILITIES	(305)	(758)
OTHER	196	30

TOTAL OPERATING ACTIVITIES	16,072	14,919

INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(3,067)	(3,238)
PROCEEDS FROM ASSET SALES	3,068	1,087
ACQUISITIONS, NET OF CASH ACQUIRED	(425)	(368)
CHANGE IN INVESTMENTS	(173)	166

TOTAL INVESTING ACTIVITIES	(597)	(2,353)

FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(5,458)	(5,044)
CHANGE IN SHORT-TERM DEBT	(1,798)	(2,420)
ADDITIONS TO LONG-TERM DEBT	3,830	4,926
REDUCTIONS OF LONG-TERM DEBT	(8,546)	(2,587)
TREASURY STOCK PURCHASES	(6,004)	(6,370)
IMPACT OF STOCK OPTIONS AND OTHER	721	681

TOTAL FINANCING ACTIVITIES	(17,255)	(10,814)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND EQUIVALENTS	(122)	(284)

CHANGE IN CASH AND CASH EQUIVALENTS	(1,902)	1,468

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,879	$4,781

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Balance Sheet Information

	June 30, 2010	June 30, 2009

CASH AND CASH EQUIVALENTS	$2,879	$4,781
ACCOUNTS RECEIVABLE	5,335	5,836
TOTAL INVENTORIES	6,384	6,880
OTHER	4,184	4,408
TOTAL CURRENT ASSETS	18,782	21,905

NET PROPERTY, PLANT AND EQUIPMENT	19,244	19,462
NET GOODWILL AND OTHER INTANGIBLE ASSETS	85,648	89,118
OTHER NON-CURRENT ASSETS	4,498	4,348

TOTAL ASSETS	$128,172	$134,833

ACCOUNTS PAYABLE	$7,251	$5,980
ACCRUED AND OTHER LIABILITIES	8,559	8,601
DEBT DUE WITHIN ONE YEAR	8,472	16,320
TOTAL CURRENT LIABILITIES	24,282	30,901

LONG-TERM DEBT	21,360	20,652
OTHER	21,091	19,898
TOTAL LIABILITIES	66,733	71,451

TOTAL SHAREHOLDERS' EQUITY	61,439	63,382

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$128,172	$134,833

Certain amounts for prior periods were reclassified to conform with the fiscal 2010 presentation

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions)
Consolidated Earnings Information

	Three Months Ended June 30, 2010
		% Change	Earnings From	% Change	Net Earnings	% Change
		Versus	Continuing Operations	Versus	From Continuing	Versus
	Net Sales	Year Ago	Before Income Taxes	Year Ago	Operations	Year Ago
Beauty and Grooming GBU
Beauty	$4,730	6%	$712	0%	$497	-1%
Grooming	1,919	14%	443	18%	316	20%
Health and Well-Being GBU
Health Care	2,638	2%	526	-19%	341	-19%
Snacks and Pet Care	798	6%	119	17%	77	18%
Household Care GBU
Fabric Care and Home Care	5,552	0%	965	-22%	613	-25%
Baby Care and Family Care	3,562	4%	571	-14%	355	-14%
Corporate	(273)	N/A	(719)	N/A	(14)	N/A
Total Company	18,926	5%	2,617	-15%	2,185	-6%

	Twelve Months Ended June 30, 2010
		% Change	Earnings From	% Change	Net Earnings	% Change
		Versus	Continuing Operations	Versus	From Continuing	Versus
	Net Sales	Year Ago	Before Income Taxes	Year Ago	Operations	Year Ago
Beauty and Grooming GBU
Beauty	$19,491	3%	$3,648	3%	$2,712	2%
Grooming	7,631	3%	2,007	6%	1,477	9%
Health and Well-Being GBU
Health Care	11,493	2%	2,809	1%	1,860	1%
Snacks and Pet Care	3,135	1%	499	29%	326	39%
Household Care GBU
Fabric Care and Home Care	23,805	3%	5,076	9%	3,339	10%
Baby Care and Family Care	14,736	4%	3,270	16%	2,049	16%
Corporate	(1,353)	N/A	(2,262)	N/A	(817)	N/A
Total Company	78,938	3%	15,047	4%	10,946	2%

	Three Months Ended June 30, 2010
	(Percent Change vs. Year Ago) *
	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/				Net Sales
	Divestitures	Divestitures	Foreign Exchange	Price	Mix/Other	Growth
Beauty and Grooming GBU
Beauty	8%	8%	1%	-1%	-2%	6%
Grooming	9%	9%	2%	2%	1%	14%
Health and Well-Being GBU
Health Care	5%	5%	0%	0%	-3%	2%
Snacks and Pet Care	8%	7%	1%	1%	-4%	6%
Household Care GBU
Fabric Care and Home Care	7%	7%	0%	-4%	-3%	0%
Baby Care and Family Care	9%	9%	0%	-2%	-3%	4%
Total Company	8%	8%	1%	-1%	-3%	5%

	Twelve Months Ended June 30, 2010
	(Percent Change vs. Year Ago) *

	Volume	Volume
	With	Without
	Acquisitions/	Acquisitions/				Net Sales
	Divestitures	Divestitures	Foreign Exchange	Price	Mix/Other	Growth
Beauty and Grooming GBU
Beauty	3%	4%	0%	1%	-1%	3%
Grooming	1%	1%	0%	4%	-2%	3%
Health and Well-Being GBU
Health Care	3%	3%	0%	1%	-2%	2%
Snacks and Pet Care	-2%	-2%	1%	3%	-1%	1%
Household Care GBU
Fabric Care and Home Care	6%	6%	-1%	-1%	-1%	3%
Baby Care and Family Care	7%	7%	-1%	0%	-2%	4%
Total Company	4%	4%	-1%	1%	-1%	3%

* These sales percentage changes are approximations based on quantitative formulas that are consistently applied.